Exhibit 5.C

JAPAN BANK FOR INTERNATIONAL COOPERATION

U.S.$1,500,000,000 1.500% Guaranteed Bonds Due July 21, 2021

and

U.S.$1,500,000,000 1.875% Guaranteed Bonds Due July 21, 2026

Unconditionally and Irrevocably Guaranteed as to

Payment of Principal and Interest by

JAPAN

UNDERWRITING AGREEMENT

Dated as of July 13, 2016 (New York City time) /

July 14, 2016 (Tokyo time)

To the Representatives named in Schedule I

hereto of the Underwriters named in

Schedule II hereto.

Ladies and Gentlemen:

1. Introductory. Japan Bank for International Cooperation (“Issuer”) proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be unconditionally and irrevocably guaranteed as to payment of principal thereof, interest thereon and any additional amounts thereof by Japan (the “Guarantee”), as guarantor of the Securities (“Japan”), and to be issued under a fiscal agency agreement (the “Fiscal Agency Agreement”) to be dated as provided in Schedule I hereto among Issuer, Japan, and the fiscal agent, principal paying agent and transfer agent (the “Fiscal Agent”, “Principal Paying Agent” and “Transfer Agent”, as applicable) and the U.S. representative of the Fiscal Agent (the “U.S. Representative”) identified in Schedule I hereto. If the firm or firms listed in Schedule II hereto include only the firm or firms listed as “Representatives” in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

2. Representations and Warranties of Issuer and Japan. Issuer and Japan severally represent and warrant to and agree with the several Underwriters that:

(a) The Japan Finance Corporation (or the “Predecessor”) (to which Issuer is the successor) and Japan filed with the United States Securities and Exchange Commission (the “Commission”) Registration Statement No. 333-157296, and Issuer and Japan filed with the Commission Registration Statement No. 333-182490, each of which has become effective, for the registration under the United States Securities Act of 1933, as amended (the “Act”), of the Securities and the Guarantee. Issuer and Japan propose to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a supplement to the form of prospectus included in Registration Statement No. 333-182490, relating to the Securities, the Guarantee and the plan of distribution thereof, a copy of the proposed form of which has been furnished to the Representatives. Registration Statements No. 333-157296 and No. 333-182490, including the exhibits thereto and the information incorporated by reference therein, as amended at the date of this Agreement, are hereinafter collectively called the “Registration Statement”, and Registration Statement No. 333-182490 is hereafter called the “Most Recent Registration Statement”. The prospectus included in the Most Recent Registration Statement, including all information incorporated by reference therein, is hereinafter called the “Base Prospectus”. The supplemented form of prospectus relating to the Securities and the Guarantee, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. The prospectus supplement included in the Final Prospectus is hereinafter called the “Prospectus Supplement”. Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called a “Preliminary Final Prospectus”. Any reference herein to the Registration Statement, the Base Prospectus, the Final Prospectus, any Preliminary Final Prospectus, or any amendment or supplement thereto, shall be deemed to refer to and include the information contained in any annual report (an “Annual Report”) on Form 18-K or amendment thereto of Issuer, the Predecessor, or Japan under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated therein by reference. The electronic roadshow presentation for prospective investors in the Securities, including visual aids, (1) recorded and edited by Issuer on July 12, 2016 and (2) accessible on the Net Roadshow system on July 12, 2016 and July 13, 2016 (London time/New York City time), is hereafter called the “Electronic Roadshow”.

(b) The Registration Statement, the Final Prospectus and each amendment or supplement thereto relevant to the Securities and the Guarantee, as of their respective effective or issue dates, conformed or will conform, as the case may be, in all respects with the applicable requirements of the Act, including the rules and regulations of the Commission thereunder, and neither such Registration Statement nor the Final Prospectus nor any amendment or supplement thereto, as of their respective effective or issue dates, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that neither Issuer nor Japan makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto relevant to the Securities and the Guarantee in reliance upon and in conformity with information furnished in writing to Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus. Each Underwriter hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Registration Statement and the Final Prospectus, or any amendment thereof or supplement thereto relevant to the Securities and the Guarantee, the statements in the Final Prospectus specified in Schedule I hereto.

(c) For the purposes of this Agreement, the “Applicable Time” is 2:57 P.M. (New York City time) on July 13, 2016; the Preliminary Final Prospectus which includes the preliminary prospectus supplement dated July 12, 2016 (the “Latest Preliminary Final Prospectus”), and the term sheet dated July 13, 2016, which contains the final terms of the Securities and the Guarantee and which has been prepared by Issuer in the form previously agreed to between Issuer and the Representatives (the “Term Sheet”; the Latest Preliminary Final Prospectus and the Term Sheet are hereinafter collectively referred to as the “Pricing Disclosure Package”), as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Term Sheet, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities and the Guarantee or until any earlier date that Issuer notified or notifies the Representatives as described in Section 5(a)(vii) hereof, does not conflict with the information contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus; the Electronic Roadshow, as of the Applicable Time, did not conflict with the information contained in the Most Recent Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and when taken together with the Pricing Disclosure Package, as of the Applicable Time, the Electronic Roadshow did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Issuer nor Japan makes any representations or warranties as to the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Pricing Disclosure Package. Each Underwriter hereby furnishes to Issuer and Japan in writing through the Representatives specifically for use with reference to such Underwriter in the preparation of the Pricing Disclosure Package, the statements in the Pricing Disclosure Package specified in Schedule I hereto.

(d) (i) At the earliest time that Issuer, Japan or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (ii) as of the date hereof, neither Issuer nor Japan was or is an “ineligible issuer” as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to such Rule that it is not necessary that Issuer or Japan be considered an “ineligible issuer”.

(e) Each of Issuer and Japan represents, warrants and undertakes to the Underwriters that it has not issued and will not issue, without the prior consent of Nomura International plc, as the stabilization agent, any communication to which MAR 2.3.5(1) of the price stabilizing rules made under Section 144(1) of the Financial Services and Markets Act 2000, as amended, of the United Kingdom applies unless that communication adequately discloses that stabilizing action may take place in relation to such issue and complies with MAR 2.3.5(1)(a)-(e) of those rules.

Notwithstanding the above, it is agreed that the foregoing representations, warranties and agreements of Issuer in this Section shall not extend to the information set forth in the portions of the Base Prospectus under the caption “Japan” and, if so specified in Schedule I hereto, the portions of the Latest Preliminary Final Prospectus and of the Final Prospectus under the additional caption or captions specified in Schedule I hereto, or to information incorporated by reference from Japan’s Annual Report on Form 18-K.

3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Issuer agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Issuer, at the purchase prices set forth in Schedule I hereto (which shall include accrued interest or amortization, if any, on the relevant series of Securities), the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule II hereto.

Issuer will deliver the Securities to the Representatives for the accounts of the Underwriters, and the Representatives will make, or cause to be made, payment of the purchase prices set forth in Schedule I hereto, either by wire transfer to an account or accounts designated by Issuer or by certified or official bank check or checks drawn to the order of Issuer, in each case in the settlement funds specified in Schedule I hereto, at the office (in the case of payment by bank check(s)), on the date and at the time specified in Schedule I hereto, or at such other time not later than seven full business days thereafter as the Representatives, Issuer and Japan determine, such date and time being herein referred to as the “Closing Date”. Certificates for the Securities will be in fully registered form, in the authorized denominations specified in Schedule I hereto. Certificates for the Securities issued in registered form will be registered in authorized denominations and in such names as the Representatives request. The Securities will be made available for checking and packaging by the Representatives at the office specified in Schedule I hereto of the Fiscal Agent at least twenty-four hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities and the Guarantee for sale to the public as set forth in the Final Prospectus. The Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended, the “Special Taxation Act”). Each Underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any of the Securities in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan, and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the Securities to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Issuer as described in Article 6, Paragraph 4 of the Special Taxation Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph 9 of the Special Taxation Act.

5. Covenants of Issuer and Japan; Certain Additional Representations and Covenants relating to Issuer Free Writing Prospectuses.

(a) Issuer and Japan severally covenant and agree with the several Underwriters that:

(i) Issuer and Japan will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, so long as delivery of a prospectus relating to the Securities and the Guarantee by an Underwriter or dealer may be required under the Act, and will not effect such amendment or supplementation, whether by filing an amendment pursuant to the Act, the Exchange Act or otherwise, without the consent of the Representatives. Subject to the foregoing sentence, Issuer and Japan (A) will cause the Final Prospectus to be promptly transmitted for filing with the Commission pursuant to Rule 424(b) or will otherwise cause the Final Prospectus to be promptly filed with the Commission pursuant to said Rule, (B) will cause an amendment to the most recent Annual Report of Issuer to be filed with the Commission containing any exhibits required, in connection with the Securities and the Guarantee, pursuant to the Act, including but not limited to an opinion of counsel for Issuer and Japan as to the validity of the Securities and the Guarantee and a list of the Underwriters’ names and addresses, and (C) will cause the Term Sheet and all other material (if any) required to be filed by Issuer or Japan with the Commission pursuant to Rule 433(d) under the Act (“Rule 433(d)”) to be promptly transmitted for filing with the Commission pursuant to said Rule or will otherwise cause the Term Sheet and such other material (if any) to be promptly filed with the Commission pursuant to said Rule. Issuer and Japan will promptly advise the Representatives (A) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (B) when such amendment to the most recent Annual Report shall have been filed with the Commission, (C) when any amendment to the Registration Statement relating to the Securities and the Guarantee shall have become effective, (D) of any request by the Commission for any amendment (relevant to the Securities and the Guarantee) of the Registration Statement, or amendment of or supplement to the Final Prospectus, or for any additional information, (E) of the institution, to the knowledge of Issuer or Japan, by the Commission of any stop order proceedings suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, and (F) when, to the knowledge of Issuer or Japan, Issuer or Japan becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities and the Guarantee. Issuer and Japan will use their best efforts to prevent the issuance of any such stop order referred to in clause (E) above and to obtain as soon as possible its lifting, if issued.

(ii) Issuer and Japan have given the Representatives notice of any filing of an Annual Report of Issuer or Japan or an amendment thereto made within 48 hours prior to the Applicable Time; Issuer and Japan will give the Representatives notice of Issuer’s or Japan’s intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such document in a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii) If at any time when a prospectus relating to the Securities and the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act, any event occurs as a result of which any Preliminary Final Prospectus or the Final Prospectus as then amended or supplemented would contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement any Preliminary Final Prospectus or the Final Prospectus to comply with the Act, Issuer and Japan will promptly prepare and file with the Commission, subject to the first sentence of subparagraph (i) of this paragraph (a), whether by filing documents pursuant to the Act, the Exchange Act or otherwise, an amendment or supplement, which will correct such statement or omission or an amendment or supplement which will effect such compliance.

(iv) Issuer and Japan will furnish to the Representatives copies of the Registration Statement and each amendment thereto which shall become effective on or prior to the Closing Date (one of which will include all exhibits), and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, any Preliminary Final Prospectus and the Final Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such reasonable quantities as the Representatives request.

(v) Issuer and Japan will use their best efforts to arrange for the qualification of the Securities and the Guarantee, for sale under the laws of such jurisdictions as the Representatives may reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in connection therewith Issuer shall not be required to qualify as a foreign corporation and neither Issuer nor Japan shall be required to file a general consent to the service of process in any such jurisdiction.

(vi) If specified in Schedule I hereto, Issuer and Japan will make prompt application for the listing of the Securities on the New York Stock Exchange and for the registration thereof under the Exchange Act, or for the listing of the Securities on the London Stock Exchange or on the Luxembourg Stock Exchange, and will use their best efforts to cause such listing and/or registration to become effective. For the avoidance of doubt, in the event that the Securities are listed on the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange, Issuer and Japan are not hereby obligated to maintain a listing of the Securities on such Exchange following the effectiveness of such listing.

(vii) If at any time following issuance of an “issuer free writing prospectus” as defined in Rule 433(h) under the Act relating to the Securities and the Guarantee (an “Issuer Free Writing Prospectus”) (including the Term Sheet) any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus or would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Issuer and Japan will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Issuer and Japan by or on behalf of any Underwriter through the Representatives expressly for use therein.

(viii) If any event occurred or occurs as a result of which the Electronic Roadshow would conflict with the information contained in the Most Recent Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus or would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Issuer and Japan will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Electronic Roadshow which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in the Electronic Roadshow made in reliance upon and in conformity with information furnished in writing to Issuer and Japan by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b) Issuer covenants and agrees with the several Underwriters that:

(i) (A) Issuer will pay the expenses in connection with the preparation, issuance, execution, authentication and delivery of the Securities and the Guarantee, as the case may be, the printing of this Agreement and the Fiscal Agency Agreement, the preparation, printing and filing of the Registration Statement, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus (including the Term Sheet) and the Final Prospectus and any amendments or supplements thereto, and the furnishing of copies of each thereof to the Underwriters, if New York Stock Exchange, London Stock Exchange and/or Luxembourg Stock Exchange listing is specified in Schedule I hereto, any listing of the Securities on the New York Stock Exchange, London Stock Exchange and/or Luxembourg Stock Exchange and any registration thereof under the Exchange Act, and any rating of the Securities made upon the request of Issuer by investment rating agencies (including any fees charged for such rating); (B) Issuer will pay the expenses authorized by it (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Securities and the Guarantee for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto; and (C) Issuer will pay the fees and expenses of the legal counsels for Issuer and the Underwriters in connection with the issuance and offering of the Securities and the Guarantee, the fees and expenses of the Fiscal Agent and other agents named in the Fiscal Agency Agreement (which, for the avoidance of doubt, includes the U.S. Representative) and the cost and expenses in connection with a tombstone advertisement (if any).

(ii) For its first full fiscal year commencing after the date of this Agreement and as soon as practicable after the termination of such fiscal year, Issuer will (A) file an earnings statement with the Commission as part of its Annual Report on Form 18-K in accordance with the procedures set forth in the no-action letter, dated August 3, 1994, of the Commission regarding Japan, the Japan Development Bank, the Export-Import Bank of Japan (to which Issuer is the successor), Japan Finance Corporation for Municipal Enterprises, and the Metropolis of Tokyo or (B) otherwise make available to the holders of the Securities an equivalent earnings statement.

(iii) Issuer will pay to the Representatives, on behalf of the Underwriters, following the Closing Date, the sum specified in Schedule I hereto, in lieu of reimbursement of any of the Underwriters’ expenses (including any costs and expenses mentioned in Section 5(b)(i) hereof paid by the Underwriters and the Underwriters’ out-of-pocket expenses, if any).

(c) Japan covenants and agrees with the several Underwriters that:

(i) It will guarantee unconditionally and irrevocably the payment of the principal of, interest on and any additional amounts of the Securities, and it will cause its Guarantee in substantially the form set forth as an exhibit to the Fiscal Agency Agreement to be endorsed on each Security and to be validly executed on behalf of Japan.

(ii) For its first full fiscal year commencing after the date of this Agreement and as soon as practicable after the termination of such fiscal year, Japan will (A) file a statement of revenues and expenditures of Japan with the Commission as part of its Annual Report on Form 18-K in accordance with the procedures set forth in the no-action letter, dated August 3, 1994, of the Commission regarding Japan, the Japan Development Bank, the Export-Import Bank of Japan (to which Issuer is the successor), Japan Finance Corporation for Municipal Enterprises and the Metropolis of Tokyo or (B) otherwise make available to the holders of the Securities an equivalent statement of revenues and expenditures of Japan.

(d) Each of Issuer and Japan severally represents and warrants and agrees with the several Underwriters that, unless it has obtained or obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities and the Guarantee that would constitute an Issuer Free Writing Prospectus. Each Underwriter severally represents and warrants and agrees with Issuer, Japan and the Representatives that, unless it has obtained or obtains the prior consent of Issuer, Japan and the Representatives, it has not made and will not make any offer relating to the Securities and the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act relating to the Securities and the Guarantee, required to be filed with the Commission; provided, however, that, prior to the preparation of the Term Sheet, Issuer, Japan and the Representatives gave their prior consent to the Underwriters to use the information with respect to the final terms of the Securities and the Guarantee in communications conveying information relating to the offering thereof to investors. Issuer and Japan have complied and will comply with the requirements of Rule 433 under the Act applicable to the Electronic Roadshow and any Issuer Free Writing Prospectus (including the Term Sheet) and “issuer information” as defined in said Rule, including timely filing thereof with the Commission or retention thereof where required and legending thereof.

6. Conditions of Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of Issuer and Japan herein, to the accuracy of the statements of officials of Issuer and Japan made pursuant to the provisions hereof, to the performance by Issuer and Japan of their obligations hereunder and to the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of Issuer, Japan or the Representatives, shall be contemplated by the Commission; the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Section 5(a)(i) hereof not later than 5:00 P.M. New York City time on the business day following the date of this Agreement; and the Term Sheet and all other material (if any) required to be filed by Issuer or Japan with the Commission pursuant to Rule 433(d) shall have been filed with the Commission or transmitted for filing with the Commission by the time applicable to such filing pursuant to said Rule.

(b) Subsequent to the date hereof, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Issuer or the financial, political or economic condition of Japan which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, or (ii) (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Luxembourg Stock Exchange, (B) a general moratorium on commercial banking activities in the United States, New York or Japan declared by either Federal or New York State authorities or by Japanese authorities, or (C) the engagement by the United States or Japan in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; provided that the effect of any such event specified in this subsection (ii), in the judgment of the Representatives, after consultation with Issuer and Japan, would materially adversely affect the marketing of the Securities.

(c) The Representatives shall have received an opinion of Mori Hamada & Matsumoto, Japanese counsel for Issuer and Japan, dated the Closing Date, to the effect that:

(i) Issuer is a joint stock corporation validly existing under the laws of Japan and has full corporate power and authority to own its properties and assets and to conduct its business as described in the Latest Preliminary Final Prospectus and in the Final Prospectus, to issue the Securities and to execute, deliver and perform its obligations under this Agreement and the Fiscal Agency Agreement;

(ii) The number of authorized shares of Issuer is five trillion one hundred sixty four billion (5,164,000,000,000) shares, and all of the issued shares of common stock shall be owned and are owned by the Japanese government;

(iii) The issue and offering of the Securities by Issuer and the guarantee of the Securities by Japan pursuant to the terms and conditions contained in this Agreement and the Fiscal Agency Agreement, the execution and delivery by Issuer and Japan of this Agreement and the Fiscal Agency Agreement, and the compliance by Issuer and Japan with the terms thereof and the terms of the Securities (including the terms and conditions of the Securities) and the guarantee of the Securities do not contravene any provisions of applicable Japanese laws or the Articles of Incorporation or the Regulations of the Board of Directors of Issuer;

(iv) This Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by Issuer and Japan, and constitute valid and legally binding obligations of Issuer and Japan, enforceable against Issuer and Japan in accordance with their respective terms assuming that this Agreement and the Fiscal Agency Agreement constitute valid and legally binding obligations of Issuer and Japan, enforceable against Issuer and Japan in accordance with their respective terms under the laws of the State of New York, by which it is expressly governed, and as to which such counsel renders no opinion;

(v) The issue and offering of the Securities have been duly authorized by Issuer, and, assuming that the Securities have been executed on behalf of Issuer by either the signature or the facsimile signature of the individual specified in the Fiscal Agency Agreement to act on behalf of Issuer, and assuming that the Securities have been duly authenticated by the Fiscal Agent, when the entire amount of the purchase price has been paid in full in accordance with this Agreement and the Securities have been delivered in the manner contemplated in this Agreement, the Securities will have been duly issued and delivered and will constitute valid and legally binding obligations of Issuer enforceable against Issuer in accordance with the terms and conditions of the Securities, entitled to the benefits provided by the Fiscal Agency Agreement;

(vi) The Guarantee has been duly authorized by Japan, and, assuming it has been executed on behalf of Japan by either the signature or the facsimile signature or the official seal (or the facsimile thereof) of the Minister of Finance (including when affixed by the duly designated Minister of Finance ad interim), and assuming that the Securities have been duly authenticated by the Fiscal Agent, validly made in accordance with the Constitution and laws of Japan, and will constitute valid and legally binding, irrevocable and unconditional general obligation of Japan in accordance with its terms, for the payment and performance of which the full faith and credit of Japan has been pledged; and such Guarantee ranks pari passu in right of payment with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise;

(vii) Under the laws and regulations of Japan currently under force, no filings, consents, clearances, approvals, authorizations, orders, registrations or qualifications of any court, government or administrative agency in Japan are required (i) for the creation, offering, issue or delivery of the Securities by Issuer or the performance of its obligations thereunder, (ii) for the guarantee of the Securities by Japan or the performance of its obligation thereunder or (iii) for the execution, delivery and performance by Issuer of this Agreement and the Fiscal Agency Agreement, except for (A) such authorizations as have been duly obtained or made and are in full force and effect and (B) the ex post facto reports to be submitted pursuant to the Foreign Exchange and Foreign Trade Law of Japan after the Closing Date; and

(viii) The statements in the Most Recent Registration Statement, the Latest Preliminary Final Prospectus and the Final Prospectus and any amendment or supplement thereto with respect to matters of Japanese law contained under the headings “Japan Bank for International Cooperation”; “Japan – Government”; “Financial System – Government Financial Institutions”; “Government Finance” and “Description of the Debt Securities and Guarantee” in the Base Prospectus and under the headings “Risk Factors – Risks Relating to Us”; “Recent Developments – JBIC”; “Recent Developments – Japan – Political Parties”; “Description of the Bonds and Guarantee”; “Taxation – Additional Japanese Taxation Considerations” and “General Information” in the preliminary prospectus supplement included in the Latest Preliminary Final Prospectus and the Prospectus Supplement are, to the extent such statements relate to matters of, and insofar as they purport to constitute summaries of the material provisions (that are relevant to the purpose and context of the subject matters of such statements) of, the law and regulation of Japan and the Articles of Incorporation of Issuer, true and accurate in all material respects.

In addition, the Representatives shall have received a letter of such counsel, dated the Closing Date, to the effect that, based on a review of documents and their participation in the preparation of the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and any amendment or supplement thereto relevant to the Securities and the Guarantee, nothing came to such counsel’s attention in the course of their review that caused them to believe that (i) any part of the Most Recent Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post effective amendment thereto, the Final Prospectus or the Pricing Disclosure Package, except for those made under the headings “Japan Bank for International Cooperation”; “Japan – Government”; “Financial System – Government Financial Institutions”; “Government Finance” and “Description of the Debt Securities and Guarantee” in the Base Prospectus and under the headings “Risk Factors – Risks Relating to Us”; “Recent Developments – JBIC”; “Recent Developments – Japan – Political Parties”; “Description of the Bonds and Guarantee”; “Taxation – Additional Japanese Taxation Considerations” and “General Information” in the preliminary prospectus supplement included in the Latest Preliminary Final Prospectus and the Prospectus Supplement to the extent such statements relate to matters of, and insofar as they purport to constitute summaries of the material provisions (that are relevant to the purpose and context of the subject matters of such statements) of, the law and regulation of Japan and the Articles of Incorporation of Issuer therein described, or (b) express any opinion or belief as to the financial statements or any financial or statistical data included or required to be included in the Registration Statement, any post effective amendment thereto, the Final Prospectus or the Pricing Disclosure Package

(d) The Representatives shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Underwriters, dated the Closing Date, with respect to the Securities, governmental approvals, the Guarantee, the Fiscal Agency Agreement, this Agreement and other related matters as the Representatives may reasonably require, and Issuer and Japan shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters governed by Japanese law upon the opinion of Japanese counsel for Issuer and Japan referred to above.

In addition, the Representatives shall have received a letter of such counsel, dated the Closing Date, to the effect that, nothing that came to such counsel’s attention in the course of their review has caused them to believe that (i) any part of the Most Recent Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except for those made under the caption “Description of the Debt Securities and Guarantee” in the Base Prospectus and under the captions “Description of the Bonds and Guarantee”, “Taxation” and “Underwriting” in the preliminary prospectus supplement included in the Latest Preliminary Final Prospectus and in the Prospectus Supplement insofar as they relate to provisions of the Securities, the Guarantee, the Fiscal Agency Agreement and this Agreement therein described or insofar as they relate to provisions of United States Federal tax law therein described, or (b) express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, any post-effective amendment thereto, the Base Prospectus, the Prospectus Supplement or the Pricing Disclosure Package.

(e) The Representatives shall have received a certificate of the Governor, CEO, Executive Managing Director, COO, Senior Managing Director, or a Managing Director of Issuer, dated the Closing Date, in which such officer, to the best of his knowledge after reasonable investigation, shall state that:

(i) The representations and warranties of Issuer in this Agreement are true and correct, and Issuer has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

(f) The Representatives shall have received a certificate of the Minister of Finance or Minister of Finance ad interim or any Vice Minister of Finance of Japan, dated the Closing Date, in which he, to the best of his knowledge after reasonable investigation, shall state that:

(i) The representations and warranties of Japan in this Agreement are true and correct, and Japan has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted and are pending or are contemplated by the Commission.

Issuer and Japan will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

7. Limitation of Liability. If the sale of the Securities provided for herein is not consummated because any condition to the Underwriters’ obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of Issuer or Japan to perform any agreement herein or comply with any provision hereof, Issuer shall have no liability to the Representatives and the other Underwriters except that (i) Issuer shall reimburse the Representatives and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of United States counsel) that shall have been incurred by the Representatives and the other Underwriters in connection with the proposed purchase and sale of the Securities and (ii) the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof shall remain in effect.

8. Indemnification.

(a) Issuer and Japan each will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto, the Electronic Roadshow (such Electronic Roadshow to be taken together with the Pricing Disclosure Package) or any Issuer Free Writing Prospectus (including the Term Sheet) or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither Issuer nor Japan will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to either Issuer or Japan by or on behalf of any Underwriter through the Representatives specifically for use therein pursuant to Section 2(b) hereof as specified in Schedule I hereto. This indemnity agreement will be in addition to any liability which Issuer or Japan may otherwise have.

(b) Each Underwriter severally will indemnify and hold harmless Issuer, each of its officers who have signed the Registration Statement and Japan against any losses, claims, damages or liabilities to which Issuer, any such officer or Japan may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, or any amendment or supplement thereto relevant to the Securities and the Guarantee, or any Issuer Free Writing Prospectus (including the Term Sheet) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Issuer or Japan by or on behalf of such Underwriter through the Representatives specifically for use therein pursuant to Section 2(b) hereof; and will reimburse Issuer, any such officer or Japan for any legal or other expenses reasonably incurred by Issuer, any such officer or Japan in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if settlement is made with the consent of the indemnifying party, such indemnifying party shall indemnify and hold harmless the indemnified party against any loss or liability by reason of such settlement. In any such action brought against Japan, the defense of which shall be assumed by any Underwriter or Underwriters, Japan may, at its option, elect by notice to such Underwriter or Underwriters to direct that any defense based on sovereign immunity, which would otherwise be available to it, shall not be asserted in such action, and each Underwriter agrees, upon receipt of any such notice, not to assert such defense. Such an election not to have such defense asserted shall not release any Underwriter from the indemnity agreement on the part of such Underwriter contained in this Section.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities and the Guarantee (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Issuer and Japan, on the one hand, and the Underwriters, on the other hand, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Securities hereunder and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, as set forth in Schedule II hereto, the Representatives may make arrangements satisfactory to Issuer and Japan for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder as set forth in Schedule II hereto, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of the Securities, as set forth in Schedule II hereto, and arrangements satisfactory to the Representatives and to Issuer and Japan for the purchase of such Securities by other persons shall not be made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Issuer or Japan, except for the expenses to be paid by Issuer pursuant to Section 5(b)(i) hereof and the continuation of the respective obligations of Issuer, Japan and the Underwriters pursuant to Section 8 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for a defaulting Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Issuer, its officers and Japan and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or Issuer, its officers or Japan or any controlling person of any Underwriter, and will survive delivery of and payment for the Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at the address specified in Schedule I hereto; or, if sent to Issuer or Japan, will be addressed to the Authorized Agent in the United States for Issuer, as specified in Schedule I hereto and to the Authorized Agent in the United States for Japan, as specified in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered, telexed or telegraphed to such Underwriter at its address appearing in the list of Underwriters’ names and addresses furnished to Issuer and Japan for the purpose of communications hereunder.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons and officers referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the offering of the Securities and the Guarantee for sale to the public as set forth in the Final Prospectus, and any action under this Agreement taken by the Representatives jointly or by one of the Representatives will be binding upon all the Underwriters.

14. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution and delivery by Issuer and Japan.

15. Jurisdiction of Courts of New York and Japan. Issuer hereby appoints the Chief Representative of the Representative Office in New York of Issuer as its authorized agent (the “Process Agent”) upon which process may be served in any action by any Underwriter, or by any person controlling such Underwriter, arising out of or based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and Issuer expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable as long as any of the Securities remain outstanding unless and until the appointment of a successor corporation as Issuer’s Process Agent and such successor’s acceptance of such appointment shall have occurred. Issuer will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Process Agent at the Process Agent’s office at 712 Fifth Avenue, 26th Floor, New York, New York 10019 and written notice of such service mailed or delivered to Issuer, in Tokyo, Japan shall be deemed in every respect effective service of process upon Issuer. Notwithstanding the foregoing, any action by an Underwriter arising out of or based upon this Agreement may be instituted by any Underwriter in any competent court in Japan. Issuer hereby waives irrevocably any immunity to which it might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Japan. This waiver is intended to be effective upon execution of this Agreement without any further act by Issuer before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

16. Contractual Acknowledgement. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among Issuer, Japan and the Underwriters, each of Issuer and Japan acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each relevant Underwriter to Issuer and Japan under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on Issuer and/or Japan of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the avoidance of doubt, this Section shall not apply to Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which is not subject to the Bail-in Legislation.

For the purpose of this Section:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among Issuer, Japan and the several Underwriters in accordance with its terms.

Very truly yours,

JAPAN BANK FOR INTERNATIONAL COOPERATION		JAPAN

By		By
	Nagayoshi Motokawa Chief Representative Representative Office in New York	Genichi Osawa Duly Authorized Representative of Japan

[Signature page for Underwriting Agreement]

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

BNP PARIBAS

By
Authorized Signatory

NOMURA INTERNATIONAL PLC

By
Authorized Signatory

[Signature page for Underwriting Agreement]

SCHEDULE I

Representative(s):	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated BNP Paribas Nomura International plc

Title, Purchase Price and Description of Securities:

Title:

1.500% Guaranteed Bonds due July 21, 2021 (the “5-year Securities”) and 1.875% Guaranteed Bonds due July 21, 2026 (the “10-year Securities”)

Principal amount:

U.S.$1,500,000,000 for the 5-year Securities and U.S.$1,500,000,000 for the 10-year Securities

Purchase price (including accrued interest or amortization, if applicable):

U.S.$1,491,015,000 for the 5-year Securities and U.S.$1,489,500,000 for the 10-year Securities

Underwriting Discount:

0.125% for the 5-year Securities and 0.175% for the 10-year Securities; Total: U.S.$4,500,000

Redemption provisions: At the option of Issuer, if Additional Amounts are payable pursuant to the Fiscal Agency Agreement

Forms and denominations: Fully registered form in denominations of U.S.$200,000 and integral multiples of U.S.$2,000 in excess thereof

Other provisions: Not applicable

Date of Fiscal Agency Agreement: As of July 13, 2016 (New York City time) / July 14, 2016 (Tokyo time)

Fiscal Agent, Principal Paying Agent and Transfer Agent: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., LONDON BRANCH

U.S. Representative of the Fiscal Agent, Principal Paying Agent and Transfer Agent: MUFG UNION BANK, N.A.

Statements in the Registration Statement and the Final Prospectus furnished by the Underwriters for purposes of Section 2(b) of the Underwriting Agreement:

The first sentence of the last paragraph of text on the cover page of the Final Prospectus, the second full paragraph on page S-4 of the Final Prospectus, and the fourth paragraph under the caption “Underwriting” in the Final Prospectus.

Statements in the Pricing Disclosure Package furnished by the Underwriters for purposes of Section 2(c) of the Underwriting Agreement:

The first sentence of the last paragraph of text on the cover page of the Preliminary Final Prospectus, the second full paragraph on page S-4 of the Preliminary Final Prospectus, and the fourth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus.

Type of settlement funds: Same-day Funds

Closing Date, Time and Location: July 21, 2016, 10:00 A.M. (New York City time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036 and Izumi Garden Tower, 21st Floor, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6021.

Office of the Fiscal Agent for checking and packaging of the Securities: 1251 Avenue of the Americas, 19th Floor, New York, New York 10020

New York Stock Exchange listing: Not applicable

London Stock Exchange listing: Not applicable

Luxembourg Stock Exchange listing: Yes

Underwriters’ expense reimbursement pursuant to Section 5(b)(iii) of the Underwriting Agreement: Up to the sum of U.S.$243,133 plus EUR18,700

Notices to Representatives or Underwriters:	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attn.: General Counsel Fax: +1-646-291-1469

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attn: High Grade Debt Capital Markets

Transaction Management/Legal

Fax: +1-212-901-7881

Tel: +1-646-855-0724

BNP Paribas 10 Harewood Avenue London NW1 6AA United Kingdom Attn.: Head of Debt Capital Markets Fax: +44 20 7595 2555 Tel: +44 20 7595 8601

Nomura International plc 1 Angel Lane London EC4R 3AB United Kingdom Attn: Fixed Income Syndicate Fax: +44 (0) 20 7102 5804 Tel: +44 (0) 20 7103 5652

Authorized Agent in the United States for Issuer:	Nagayoshi Motokawa Chief Representative Representative Office in New York 712 Fifth Avenue, 26th Floor New York, New York 10019

Authorized Agents in the United States for Japan:	Genichi Osawa Finance Division Consulate General of Japan in New York 299 Park Avenue 18th floor New York, New York 10171

Hisashi Hatomoto Embassy of Japan 2520 Massachusetts Avenue, N.W. Washington D.C. 20008

SCHEDULE II

Underwriters	Principal Amount of 5-year Securities		Principal Amount of 10- year Securities
Citigroup Global Markets Inc.	U.S.$	420,000,000	U.S.$	420,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		360,000,000		360,000,000
BNP Paribas		360,000,000		360,000,000
Nomura International plc		360,000,000		360,000,000
Total	U.S.$	1,500,000,000	U.S.$	1,500,000,000